EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@solarwindow.com

News Release

SolarWindow Announces Easy Power Connection System for Installation of its Transparent Electricity-Generating Windows

Columbia, MD – May 19, 2015 – SolarWindow Technologies, Inc. (OTCQB: WNDW) today announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its see-through electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel.

The replacement of today’s cumbersome methods with the Company’s easy power connection system (‘module interconnects’) is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers.

SolarWindow™ products, currently under development, already boast the industry’s fastest published financial payback of less than one year. Last month, the Company’s Power Production and Financial Model was reviewed and validated by a team of third-party, independent engineers and scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center (UNCC-EPIC).

“We have always had absolute confidence in the financial case for our SolarWindow™ products, and with the support of independent validations, we’re now focused on addressing the very real needs of future customers and end-users.

“Low-cost scale-up and manufacturing, ease-of-installation, and warranties are at the top of our list of ongoing development efforts,” explained Mr. John A. Conklin, President and CEO of SolarWindow Technologies, Inc.

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Recently, based on encouraging durability test results that show transparent SolarWindow™ electricity-generating coatings have the capability of meeting or exceeding warranty periods for commercial-grade window products, the Company announced plans to accelerate its durability testing. Working see-through SolarWindow™ modules have set records for both size and power production.

A single installation of SolarWindow™ products on all four sides of tall towers could generate 50-times greater power than traditional rooftop systems and 15-times their environmental benefits.

Module Interconnection: Ease of Manufacturing, Installation, Maintenance

For those who will be involved in the manufacturing, installation, and retrofitting of SolarWindow™ products, today’s announcement could prove especially important.

The newly-announced easy connection system would allow glaziers and electricians to collect electricity from SolarWindow™ modules by connecting building wires anywhere along the entire edge of the glass inside the window frame. Previously, electricity generated on SolarWindow™ modules was collected at individual, hard-wired points on the glass.

As a result of this new interconnection system:

•	Sheets of electricity-generating glass could be manufactured to allow connection points for wiring anywhere along the entire edge of the window.

•	High-speed and high-volume production processing becomes far easier when individual solder points are replaced with an entire edge surface capable of collecting electricity;

•	SolarWindow™ installers would not need special wiring connections; and

•	Electricians could connect their building wiring at any point along the edge of the glass rather than seeking specific soldering points.

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Previously, glass window manufacturers would be required to physically apply electricity collection terminals on to the glass at specific points along the edge. Then, glaziers and installers would need to be especially attentive to ensure that these terminals were within reach of electrical wiring connections, inside a conduit or building wall. Finally, electricians would be required to make a physical connection to building wires at specific electricity collection points on the glass.

Mr. Kelly Provence NABCEP Certified Licensed Master Electrician, and Member, Board of Advisors

This traditional installation process could be space constraining, time consuming, labor intensive, and create potential maintenance issues; hence, the need for a simplified system.

“There’s little doubt in my mind that this new interconnection approach could substantially simplify the installation of SolarWindow™ products.

“While the rapid calculated financial payback of SolarWindow™ is impressive, ease-of-use and installation make customer acquisition and product adoption so much easier,” stated commercial photovoltaic design and installation specialist, Mr. Kelly Provence.

Mr. Provence is America’s first expert in his field to concurrently hold four of the most coveted certifications from the North American Board of Certified Energy Practitioners and the Interstate Renewable Energy Council. He holds three NABCEP certifications; Certified PV Installation Professional, Certified PV Technical Sales Professional and Certified Solar Thermal Installer and has been a Licensed Master Electrician since 1995.

“The replacement of soldering points and individual electrical connections with a single power-strip makes it far easier for everyone involved in manufacturing, installation and maintenance – a wonderful engineering approach,” concluded Mr. Provence.

SolarWindow™ products are under development in aesthetically attractive colors in high demand by architects, designers, and building developers. Unique to SolarWindow™, its technology is capable of generating electricity from both natural light and artificial light sources such as fluorescent systems inside offices. SolarWindow™ also works in both direct and indirect or shaded light conditions, making installation possible on all four sides of commercial towers.

For conventional solar systems to produce the equivalent amount of power as a single tower with SolarWindow™ installation would require at least 5-11 years for payback and at least 10-12 acres of valuable urban land.

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The Company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.solarwindow.com.

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For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/.

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Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the Company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the Company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the Company to review the information we post on the Company’s website and the social media channels listed below:

• Facebook

• Twitter

*This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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